Exhibit 23.2, Consent of Arthur Andersen LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated September 10, 2001 included in Palatin Technologies, Inc.‘s Form 10-K for the year ended June 30, 2001 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania,

December 12, 2001